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                                  EXHIBIT 99.1






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                                  PRESS RELEASE

                              FOR IMMEDIATE RELEASE

CONTACT:
Richard P. Meduski
Connecticut Bancshares, Inc.
President and Chief Executive Officer
Telephone: (860) 646-1700


              CONNECTICUT BANCSHARES, INC. COMPLETES ACQUISITION OF FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EAST HARTFORD

    MANCHESTER, CONNECTICUT - August 31, 2001. Connecticut Bancshares, Inc. (Nasdaq/NMS: SBMC) has completed its acquisition of First Federal Savings and Loan Association of East Hartford (Nasdaq/NMS: FFES) as of the close of business today by merging First Federal into its banking subsidiary, The Savings Bank of Manchester.

    First Federal stockholders will receive $37.50 in cash for each share of First Federal stock they own. First Federal stockholders will soon receive instructions by mail for tendering their shares of common stock in exchange for the cash payment.

    The transaction will be accounted for as a purchase for financial accounting purposes.

    Established in 1905, Savings Bank of Manchester is one of Connecticut's oldest and largest independent banks and is the fourth largest public banking institution based in Connecticut following the acquisition of First Federal. Headquartered in Manchester, Connecticut, the Bank now operates 28 branch offices serving 22 communities throughout central and eastern Connecticut as a result of the First Federal acquisition. The Bank is committed to operating as an independent bank, delivering quality customer service and a broad array of competitively priced retail and commercial products to customers.

    STATEMENTS CONTAINED IN THIS NEWS RELEASE, WHICH ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS, AS THE TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS, WHICH INCLUDE, BUT ARE NOT LIMITED TO, FACTORS DISCUSSED IN DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME.

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